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EXHIBIT 10.1


February 13, 2001


To: Quinn Tran
From: Barry Lathan
Re: Consulting Proposal

Dear Quinn,

I'm very pleased that we have reached an agreement regarding your Marketing/Consulting services for Prism. Per our mutual understanding, your primary areas of responsibility shall be as follows

         I. OPERATIONAL & TACTICAL MARKETING MANAGEMENT:

                  1. Assess overall market opportunities for Prism Software to put a focus on how to harvest its current products and positioning them for related growth markets. This includes validating existing markets, understanding of key success factors, product robustness, geographic opportunities and channel/partnering implementation.
                           TARGET COMPLETION: PHASE 1 -- 30 DAYS, PHASE 2 -- 60 DAYS

                  2. Provide Marcom/collaterals support: key sales tools need to be made available ASAP. I recommend the development of the following:
                           - CD ROM for demo/prospecting
                           - A company brochure and a number of datasheets (depending on assessment of how many products are actual sellable products)
                           - Reseller kit
                           - Website review and redesign if needed
                           - Logo review and redesign if desired and if budget is available
                           - Tradeshow plan
                           TARGET COMPLETION: WITHIN 30 - 45 DAYS DEPENDING ON WRITING AND PRODUCTION RESOURCES

                  3. Provide Product Review, Product Delivery Process and product management:
                           - Product road map for existing product suite enhancements consistent with market requirements.
                           - Obtain customer feedback via phone interviews and/or customer focus groups
                           - Competitive Matrix and competitive responses to assist sales
                           - Product training to sales staff and partners TARGET COMPLETION: PHASE 1 -- 30 DAYS, PHASE 2 -- 60 DAYS

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                  4. On-going Sales/Operation Support:
                           - Identify target resellers and vertical markets
                           - Develop reseller contract/ terms as appropriate
                           - Assist sales team in key contract negotiation

         II. DEVELOPMENT OF LONG TERM STRATEGY AND BUSINESS PLAN FOR PRISM: This is the key for long term success and funding requirement. My involvement here includes:
                  1. Research and assess total market opportunities in Document Workflow and Management.
                  2. Assess market segmentation, size and growth
                  3. Assess Prism's core competencies and skill needs
                  4. Develop relevant market, product, channel, partnering roadmaps
                  5. Position the company for funding, partnering or acquisition strategies.
                  TARGET COMPLETION: PHASE 1 TO INCLUDE ROUGH ASSESSMENT WITHIN 45 DAYS, PHASE 2 - TBD.

         As we discussed, your fee of Twelve Thousand, Five Hundred Dollars ($12,500) per-month shall be paid to you on a twice-monthly basis. This Agreement is for ninety (90) days, commencing February 15, 2001, and is subject to renewal pending mutual agreement. We have agreed that you will provide the Company with up to thirty (30) hours of your time per week, with 2-3 days on site. You shall receive an initial sign-on bonus of Five Thousand Dollars ($5,000) to be paid approximately February 15, 2001. A success fee of Five Thousand Dollars ($5,000) shall be paid to you upon the satisfactory completion of your services.

         Prism Software Corporation shall be responsible for reimbursing you for all reasonable expenses incurred by you while performing your services for the Company. Such expenses shall include travel, lodgings and meals.

         Everyone at Prism enjoyed meeting you on your visit to our site and is looking forward to having you assist us in our marketing strategy efforts. Please confirm receipt of this e-mail and your agreement to its terms.

         Regards,

         /s/ Barry Lathan
         -----------------------
         Barry Lathan
         President/COO


                                   Accepted and Agreed to By /s/ Quinn Tran
                                                             ------------------
                                                             Quinn Tran